EXHIBIT 10.19

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THEY MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Common Shares: 500



                                     WARRANT

                          To Purchase Common Shares of

                             BRONCO HOLDINGS I, INC.

         THIS IS TO CERTIFY THAT STANDARD BANK Plc, or its registered assigns, is entitled at any time to purchase from Bronco Holdings I, Inc., a Delaware corporation (the "Company"), 500 shares(1) of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $0.01 per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.



                                   ARTICLE 1.

                                  Defined Terms

                  SECTION 1.1 Definitions. As used herein, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

         "Appraised Value" means, with respect to the Company, the Fair Market Value that a Person (such Person, an "Appraiser") valuing all of the Common Stock of the Company pursuant to this Warrant has determined the Company would have as a going concern, for which purpose the Appraiser:

         (i) shall assume the following: (A) the valuation is based on the Company and the Hazleton Entities (and any other Subsidiaries of the Company) taken as a whole, (B) the Company will remain independent and have the continued ownership of all of the capital stock of the Hazleton Entities (and any other Subsidiaries of the Company) and (C) the Company's then existing contractual relationships shall remain in full force and effect and continue unchanged;

         (ii) shall take into account other factors relevant to such valuation, including (A) the prospects of the Company and its Subsidiaries, (B) the value of the estimated future earnings of the Company and its Subsidiaries, (C) valuation multiples of comparable publicly traded companies, (D) valuation multiples of precedent transactions of mining operations and publicly traded and private companies in the coal industry and precedent transactions outside of the coal industry where considered by the Appraiser to be relevant, (E) the value of the assets of the Company and its Subsidiaries, including the value of all coal reserves, real estate and equipment, and (F) such other factors as the Appraiser deems relevant;

         (iii) shall exclude any discounts to such valuation due to (A) the illiquid nature of an investment in the Company or the fact that the Company is not a public company, and (B) the ownership of a minority interest;

         (iv) shall in no event find the Appraised Value to be less than the greater of (x) the net book value of the Company and its Subsidiaries and (y) the purchase price paid by Bronco Hazelton for the capital stock of the Mine Entities pursuant to the Acquisition Agreement.

         "Acquisition Agreement" means the Acquisition Agreement, dated July 1, 2005, among the Company, White River Coal, Inc., Blankenberger Brothers Holdings, LLC and Hoosier King Coal Company as members of Hazleton Mining, LLC and Blankenberger Brothers Holdings, LLC and Black Rush Mining, LLC as members of Hazleton Wash Plant, LLC, as amended and supplemented by the Addendum to Acquisition Agreement, effective as of August 16, 2005, among the same parties and the Fifth Addendum to Acquisition Agreement, effective as of November 7, 2005, among the same parties

         "Appraiser" shall have the meaning assigned to it in the definition of "Appraised Value."

         "Arbitrators" shall have the meaning assigned to it in Section 5.2(c).

         "Board" means the Board of Directors of the Company.

         "Bronco Coal" means Bronco Coal Co., an Arizona corporation.
          -----------

         "Bronco Hazelton" means Bronco Hazelton Co., an Indiana corporation.
          ---------------

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or The City of London.

         "Closing Date" means December 29, 2005.

         "Common Stock" means the common shares, of $.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, conversion, merger, consolidation, exchange or other similar reorganization or business combination.

         "Company Valuation" shall have the meaning assigned to it in Section 5.2(b).

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

         "CPR Rules" shall have the meaning assigned to it in Section 5.2(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exercise Price" means, at any date herein, the price at which a share of Common Stock may be purchased pursuant to this Warrant. On the date of the original issuance of this Warrant, the Exercise Price is $0.01 per share of Common Stock.

         "Fair Market Value" means, with respect to any asset, the price at which such asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts .

         "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign.

         "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

         "Hazelton Entities" means the collective reference to Bronco Hazelton and the Mine Entities.

         "Holder" means the duly registered holder of this Warrant under the terms hereof, including assignees thereof.

         "Holder Valuation" shall have the meaning assigned to it in Section 5.2(b).

         "Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

         "Interest Rate" means a rate per annum equal to LIBOR plus 5%.

         "LIBOR" means at any time the rate per annum that appeared on Reuters Page LIBOR01 or any equivalent successor to that page (the "Reuters Screen") at or about 11.00 A.M. London Time two Business Days prior to the first day of the then current calendar quarter for the offering of deposits in US-dollars for a three-month interest period. For the purpose of this definition, "REUTERS Page LIBOR01" means the display designated as "Page LIBOR01" on the Reuters Screen or such page as may replace that page on that service.

         "Market Value" means, with respect to capital stock or other equity securities, (i) if it is listed or admitted for trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. National Market System ("NASDAQ") or any comparable system, the last reported sales price on the date of determination or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way for such day on the principal national securities exchange on which the shares of such capital stock or other equity interest are listed or to which such shares are admitted for trading or (ii) if for any other reason the Market Value per share cannot be determined pursuant to the foregoing provisions or if the consideration to be received by the holders of Common Stock consists of evidences of indebtedness, other property, warrants, options or subscription of purchase rights, the Market Value shall be the Fair Market Value thereof as determined by an Independent Investment Banking Firm selected by the Holder and reasonably acceptable to the Company. The Company shall bear the fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value.

         "Mine Entities" means the collective reference to the following Persons (together with their respective successors and assigns) (a) White River Coal, Inc., an Indiana corporation, (b) Hazleton Mining, LLC, an Indiana limited liability company, and (c) Hazleton Wash Plant, LLC, an Indiana limited liability company and their respective successors.

         "Percentage Interest" means, with respect to the exercise of a Put Option by the Holder, the percentage that the number of shares of the Company's Common Stock that the Holder would hold if it exercised the portion of its Warrants subject to such Put Option bears to the total number of shares of the Company's Common Stock.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

         "Put Exercise Notice" shall have the meaning assigned to it in Section 5.1(a).

         "Put Option" shall have the meaning assigned to it in Section 5.1(a).

         "Put Price" shall have the meaning assigned to it in Section 5.1(a).

         "SEC" means the U.S. Securities and Exchange Commission.
          ---

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Shareholders  Agreement"  shall  have the  meaning  assigned  to it in
Section 2.9.

         "Sponsor" means Bronco Coal Co., an Arizona corporation.
          -------

         "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Tag-Along Notice" shall have the meaning assigned to it in Section 5.4(b).

          "Tag-Along Right" shall have the meaning assigned to it in Section 5.4(a).

          "Warrant Shares" means the shares of Common Stock of the Company received, or issued, as the case may be, upon exercise of the Warrants.

          "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.



                                   ARTICLE 2.

                                 Exercise Terms

         SECTION 2.1 Exercise Periods. At any time from and after the date of this Warrant, the Holder may exercise this Warrant on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

         SECTION 2.2 Expiration. This Warrant shall terminate and become void upon the earlier to occur of (i) the time and date as of which the Holder shall have exercised its rights under this Warrant to purchase all of the Warrant Shares to which it is entitled hereunder and shall have received the certificates with respect to all such Warrant Shares in accordance with Section 2.4, such that the Holders shall no longer be entitled to purchase any Warrant Shares under the terms hereof, and (ii) the date that is the fifth anniversary of the Closing Date.

         SECTION 2.3 Manner of Exercise. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 2920 N. Swan Road, Suite 206, Tucson, Arizona 85712 or at the office or agency designated by the Company pursuant to Article 6 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and shall be substantially in the form of the subscription form appearing at the end of this Warrant as Annex A, (ii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised and (iii) a copy of this Warrant. Payment of the Exercise Price may be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. The rights represented by this Warrant shall be exercisable at the election of the Holder hereof either in full at any time or in part from time to time and, in the event that this Warrant is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time, at the Holder's request, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         SECTION 2.4 Issuance of Warrant Shares. Subject to Section 2.5, upon the surrender of this Warrant and payment of the per share Exercise Price, as set forth in Section 2.3, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, issue or cause there to be issued and deliver or cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate in the notice provided pursuant to Section 2.3, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 2.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the delivery of the notice provided pursuant to Section 2.3, the surrender of this Warrant and payment of the per share Exercise Price.

         SECTION 2.5 Fractional Warrant Shares. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall instead issue a whole share of Common Stock in place of such fraction as a Warrant Share.

         SECTION 2.6 Reservation of Warrant Shares. (a) The Company shall at all times on and following the Closing Date keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise in full of all outstanding Warrants. The registrar for the Common Stock shall at all times on and following the Closing Date and until the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares of Common Stock as shall be required for such purpose. All Warrant Shares which may be issued upon exercise of this Warrant shall be duly and validly authorized, validly issued and fully paid, nonassessable, free of preemptive rights and free from all liens other than liens created by the Holder.

         (b) Before taking any action which would cause an adjustment pursuant to Article 3 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         SECTION 2.8 Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants would require, under any other federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, at its expense.

         SECTION 2.8 Payment of Taxes. The Company shall pay all expenses in connection with, and all documentary, stamp or similar issue or transfer taxes, if any, and all other taxes and other governmental charges that may be imposed with respect to, the issue or delivery of this Warrant, and all shares of Common Stock issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder and its Affiliates and the Company's directors harmless from any taxes, interest and penalties which may become payable by the Holder or its Affiliates or any such directors as a result of the failure or delay by the Company to pay such taxes.

         SECTION 2.9 Shareholder Agreement. The Company agrees that, in connection with its execution of this Warrant, it shall execute and deliver, and cause Bronco Coal and the Sponsor to execute and deliver, a Shareholders Agreement substantially in the Form of Annex C hereto (the "Shareholders Agreement").


                                   ARTICLE 3.

                              Adjustment Provisions

         SECTION 3.1 Changes in Common Stock. In the event that at any time or from time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 3.4 is applicable), then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 3.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 3.2 Cash Dividends and Other Distributions. In case at any time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities, or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 3.1, (y) any rights, options, warrants or securities described in Section 3.3 or
(z) in connection with any transaction resulting in the issuance of additional warrants pursuant to Section 3.11), then (1) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, (A) the numerator of which shall be the Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value") (as determined by an Independent Investment Banking Firm selected by Holder and reasonably acceptable to the Company, the fees and expenses of which shall be borne by the Company) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, options, warrants or subscription or purchase rights and (2) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 3.2 if at the time of such distribution the Company makes the same distribution to the Holder as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are then exercisable. No adjustment shall be made pursuant to this
Section 3.2 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 3.3 Rights Issue. In the event that at any time or from time to time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and (B) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Market Value with the aggregate consideration received through the issuance of such rights, warrants, options, or convertible securities; provided, however, that to the extent any such issuance, sale, distribution or other grant is made to the Holder, the Holder shall not be entitled to the benefit of the adjustment provided for in this Section 3.3. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities.

         If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 3.3, the consideration allocated to each such security shall be determined by an Independent Investment Banking Firm selected by Holder and reasonably acceptable to the Company, the fees and expenses of which shall be borne by the Company.

         SECTION 3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. (a) In case the Company shall reorganize its capital or reclassify its capital stock (in each case, other than pursuant to a transaction to which Section 3.1 is applicable), convert into another type of entity, consolidate or merge with or into another Person (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, conversion, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then, each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such reorganization, reclassification, conversion, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.

         (b) In case of any such reorganization, reclassification, conversion, merger, consolidation or disposition of assets, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of its obligations and liabilities hereunder, in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 3.

For purposes of this Section 3.4 "common stock of the successor or acquiring Person" shall include stock of such Person of any class which is not preferred as to dividends or assets over any other class of stock of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, conversions, mergers, consolidations or dispositions of assets.

         SECTION 3.5 Issuance of Additional Shares of Common Stock. If at any time the Company shall issue or sell any additional shares of Common Stock for gross consideration in an amount per additional share of Common Stock less than the Market Value (other than shares issued in respect of stock options granted pursuant to a plan approved by the shareholders of the Company), then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (2) the number of shares of Common Stock which could be purchased at such Market Value with the aggregate consideration received from the issuance or sale of the additional shares of Common Stock, and (ii) the Exercise Price shall be adjusted to equal
(A) the Exercise Price immediately prior to such issue or sale multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. For the purposes of this Section 3.5, the date as of which the Market Value per share of Common Stock shall be computed shall be the earlier of (i) the date immediately prior to the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (ii) the date immediately prior to the date of actual issuance of such additional shares of Common Stock. In the event the Company enters into a contract to acquire another Person in which transaction Common Stock is to be issued in exchange for such Person's securities based upon a floating exchange ratio, then the Common Stock to be so issued shall be deemed to have been issued on the date immediately before the date such contract is entered into and the consideration to be received therefor shall be deemed to be the value for such Common Stock derived from such ratio on such date.

         SECTION 3.6 Other Events. If any event occurs as to which the foregoing provisions of this Article 3 are not strictly applicable or, if strictly applicable, would not, in the reasonable opinion of the Holder, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be necessary, in the reasonable opinion of the Holder, to protect such purchase rights as aforesaid.

         SECTION 3.7 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 3, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 3.1 or, if applicable,
Section 3.6) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 3.8 Other Provisions Regarding Adjustments. In the event that at any time, as a result of an adjustment made pursuant to Section 3.1 hereof, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Article 3 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

         SECTION 3.9 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Holder a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock or other securities or property purchasable upon exercise of Warrants after giving effect to such adjustment.

         SECTION 3.10 Notice of Certain Transactions. In the event that the Company shall resolve or agree (i) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (ii) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, capital reorganization, merger, consolidation, conversion into another type of entity or disposition of all or substantially all of its assets, or (iv) to take any other action requiring any adjustment of the number of Warrant Shares subject to this Warrant or the Exercise Price, the Company shall within three (3) business days send to the Holder a notice of such proposed action or offer, such notice to be mailed to the Holder, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action.

         SECTION 3.11 Issuance of Additional Warrants. In connection with the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Company of the capital stock of or any other equity interest in any of its Subsidiaries (including, without limitation, any of the Hazleton Entities) the Company shall cause (i) additional warrants of such Subsidiary with, subject to clause (iii) below, substantially similar terms as the Warrants to be issued to the Holder or one or more of its nominees so that after giving effect to such transaction the Warrants and such warrants of such Subsidiary each represent the same percentage interest in the fully diluted number of common shares of such entity as the Warrants represented in the Company immediately prior to such transaction, (ii) any such Subsidiary to enter into with the Holder and/or its nominees a shareholders agreement and registration rights agreement with similar terms, conditions, covenants and governance provisions as are provided for in the Shareholders Agreement, as appropriate and (iii) (A) the exercise price of the Warrants to be reduced by an amount acceptable to the Holder to reflect the value of the capital stock of the Subsidiary to be dividended, spun-off or otherwise distributed and (B) the exercise price of the additional warrants of such Subsidiary to be fixed in a manner acceptable to such Holder to reflect the amount by which the exercise price of the Warrants was reduced pursuant to clause (iii) (A) above, as adjusted to reflect any differences in the fully-diluted number of the shares of common stock of the Company and such Subsidiary.



                                   ARTICLE 4.

                       Transfer, Division and Combination

         SECTION 4.1 Transfer. Subject to compliance with Section 4.5, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section  2.3 or the  office or agency  designated  by the  Company  pursuant  to
Article 6, together with a written assignment of this Warrant substantially in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender, if requested by the Holder or any assignee, the Company shall, subject to Section 4.5, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 4.5, may be exercised by an assignee as a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under Section 4.5 and Article 8.

         SECTION 4.2 Division and Combination. Subject to Section 4.5, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 4.1 and with Section 4.5, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         SECTION 4.3 Expenses. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Article 4.

         SECTION 4.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration or transfer of the Warrants.

         SECTION 4.5 Restriction on Transfer. (a) Except as otherwise provided in this Section 4.5 or Section 4.6, this Warrant is not subject to any restrictions on transfer, sale, assignment, hypothecation or other disposition.

         (b) (i) Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS OR THE RULES AND REGULATIONS THEREUNDER."

         (ii) Each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

         (c) Notwithstanding the provisions of Section 4.5(b), the Company shall deliver Warrants or certificates for Warrant Shares without the legend set forth in any such clause if the securities referred to in such clause shall have been registered under the Securities Act or if such legend is otherwise not required under the Securities Act, and if such legend has been set forth on any previously delivered certificates, such legend shall be removed from any certificates at the request of the Holder if the securities referred to in such clause have been registered under the Securities Act, or if such legend is not otherwise required under the Securities Act.

         SECTION 4.6       Right of First Offer.

         (a) If the Holder desires to transfer all or any part of the Warrants to any third party (other than any Affiliate of the Holder), the Holder shall provide notice of such desire to the Company (the "Holder Transfer Notice"). In the event that the Company shall not have notified the Holder within five (5) Business Days after the delivery of the Holder Transfer Notice that the Company is interested in redeeming the Warrants from the Holder, then the Holder shall be entitled at any time and from time to time thereafter to transfer all or any part of the Warrants to any one or more third parties at any purchase price and other terms and conditions without any further notice to the Company or any other restriction under this Section 4.6. In the event that the Company shall have notified the Holder within five (5) Business Days after the delivery of the Holder Transfer Notice that it is interested in redeeming the Warrants, then the Company shall be entitled to submit to the Holder an offer specifying the price and other terms and conditions at which the Company is willing to redeem all of the Warrants from the Holder (the "Company Offer"). The Company Offer must be submitted by the Company to the Holder within twenty (20) days after the day that the Company shall have delivered its notice that it is interested in making such redemption, and in the event that the Company shall have failed to deliver the Company Offer within such twenty (20) day period, then the Holder shall be entitled at any time and from time to time thereafter to transfer all or any part of the Warrants to any one or more third parties at any purchase price without any further notice to the Company or any other restriction under this
Section 4.6.

         (b) If the Holder accepts the Company Offer by the delivery of a notice thereof to the Company within twenty (20) days after the delivery of the Company Offer, then the Company shall be required to redeem all of the Warrants at the redemption price specified in the Company Offer within sixty (60) days after the delivery of such acceptance of the Company Offer. If the Holder does not deliver such a notice accepting the Company Offer, then the Holder shall be entitled at any time and from time to time thereafter to transfer all or any portion of the Warrants to one or more third parties without any further notice to the Company or any other restriction under this Section 4.6 provided that (except for a transfer to an Affiliate of the Holder) such transfer must (i) be only at a purchase price (per Warrant Share) equal to or greater than the redemption price specified in the Company Offer (with any non-cash consideration being valued at the Fair Market Value thereof) and (ii) occur during the period of six months after the expiration of the twenty (20) day period referred in the first sentence of this Section 4.6 (b).

         (c) The Company shall pay the redemption price for the Warrants by wire transfer of immediately available funds to such account as specified by the Holder. The amount of the redemption price shall accrue interest at the Interest Rate from the date of the delivery of the acceptance of the Company Offer to the date such amount is paid, which interest shall be paid as part of the redemption price. In the event that the Holder shall have accepted the Company Offer but the Company shall have failed to have redeemed the Warrants by the payment of the redemption price as provided in Section 2.6 (c) within sixty (60) days of the Holder's acceptance of the Company Offer, then the Holder shall be entitled to sell all or any portion of the Warrants at any time and from time to time thereafter to one or more third parties at any redemption price and other terms and conditions without any further notice to the Company or any other restriction under this Section 4.6.

         (d) For the avoidance of doubt, the parties acknowledge and agree that none of the provisions of this Section 4.6 shall apply to any transfer by the Holder to any Affiliate of the Holder.



                                   ARTICLE 5.

                          Put Option; Tag Along Rights
         SECTION 5.1       Put Option.
                           ----------

         (a) At any time on or after the second anniversary of the Closing Date, the Holder shall have the right, as further described in this Article 5, to require the Company to redeem all or any portion of the Warrants held by such Holder (the "Put Option") at a price equal to the price as determined pursuant to this Article 5 (the "Put Price"). The Holder shall exercise the Put Option by giving the Company a notice in writing stating such election and specifying a Put Price (the "Put Exercise Notice"). The Holder may at any time revoke its election to exercise the Put Option by providing written notice thereof to the Company, including at any time during any of the valuation procedures provided in Section 5.2 (in which case any negotiation or arbitration then ongoing pursuant to such procedures shall cease).

         (b) If the Holder shall have delivered a Put Option Notice to the Company pursuant to Section 5.1(a), and the Company shall not have disputed the amount of the Put Price specified in such Put Exercise Notice by a written notice delivered to the Holder within five (5) Business Days after the delivery of such Put Option Notice, then the Company shall pay to the Holder such Put Price in redemption of the Warrants pursuant to the Put Option. If the Holder shall have delivered a Put Option Notice to the Company pursuant to Section 5.1(a), and the Company shall have delivered a notice to the Holder within five
(5) Business Days after the delivery of such Put Exercise Notice disputing the amount of the Put Price specified in such Put Exercise Notice, then the Put Price shall be determined using the valuation procedures provided in Section 5.2.

         SECTION 5.2       Valuation Procedures for the Put Option.
                           ---------------------------------------

         (a) If the Company shall have disputed the Put Price specified in any Put Exercise Notice by delivering the notice as required in the last sentence of
Section 5.1(b), the parties shall first negotiate in good faith for thirty (30) days the amount of the Put Price with respect to such Put Exercise Notice. If the Company and the Holder have been unable to agree on the Put Price within such thirty (30) day period, then each party shall each retain a Independent Investment Banking Firm on such party's own behalf to calculate the Appraised Value of the Company in accordance with the definition of Appraised Value. The Company shall cooperate with the Independent Investment Banking Firm retained by the Holder to provide such information as may be reasonably requested by it in connection with its valuation. The fees and expenses of each such Independent
Investment Banking Firm shall be paid by the Company. Each such Independent Investment Banking Firm shall complete its appraisal process and provide its determination of the Appraised Value of the Company to each of the parties as promptly as possible and in no event later than thirty (30) days following the last day of the thirty (30) day negotiation period specified above.

         (b) In the event that the Appraised Value determined by the Independent Investment Banking Firm retained by the Company (the "Company Valuation") is 85% or more of the Appraised Value determined by the Independent Investment Banking Firm retained by the Holder (the "Holder Valuation"), the Holder shall be entitled, but not obligated, to exercise the Put Option by notice to the Company at a Put Price equal to its Percentage Interest of the greater of (x) the Appraised Value determined pursuant to the Company Valuation and (y) the Appraised Value determined pursuant to the Holder Valuation. In the event that the Appraised Value determined pursuant to the Company Valuation is less than 85% of the Appraised Value determined pursuant to the Holder Valuation, then the parties shall negotiate in good faith the amount of the Put Price for fifteen
(15) days from the date that the later of the Company Valuation or the Holder Valuation was received. If by the end of such fifteen (15) day period, the parties shall not have agreed on the Put Price, then at the sole option of the Holder by notice to the Company, the Put Price shall be determined as set forth in clause (c) below.

         (c) If the Holder shall have provided the notice to the Company as provided in the last sentence of clause (b) above for the Put Price to be determined as set forth in this clause (c), then the Put Price shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitrations ("CPR Rules") then currently in effect, except to the extent such rules are inconsistent with any provision of this Warrant, in which case the provisions of this Warrant shall be followed. The arbitration shall be conducted by three independent and impartial arbitrators (the "Arbitrators"), of whom each party shall select one within ten (10) days of the commencement of arbitration. The third arbitrator shall be chosen by the party arbitrators within ten (10) days after their appointment. In the event that the party arbitrators cannot agree upon a third arbitrator within such ten (10) day period, such arbitrator shall be chosen pursuant to the CPR Rules. Arbitrators shall be attorneys, accountants, investment bankers, or commercial bankers, and either party may require that the third arbitrator have experience with the valuation of companies similar to the Company. The Arbitrators shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, the exchange of witness statements of proposed witnesses, and the examination by deposition of parties. The parties hereby agree to produce all such information as ordered by the Arbitrators. The site of any arbitration brought pursuant to this clause (c) shall be New York City, New York or such other site as the parties may agree. Each party shall be required during the prehearing exchange of information to submit to the Arbitrators and the other party a proposed Appraised Value, and the Arbitrators shall be limited to selecting only one of the two proposed Appraised Values submitted by the parties and shall have no authority to select any other amount as the Appraised Value. The Arbitrators shall conclude the hearings and issue their decision not later than thirty (30) days after the selection of the third arbitrator. The reasonable attorneys' fees of both parties and all costs of the arbitration shall be paid by the party whose proposal for the Appraised Value was not chosen or in such other manner as determined by the Arbitrators. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16. After the conclusion of the arbitration and the issuance of the decision of the Arbitrators, the Holder shall be entitled, but not obligated, to exercise the Put Option, by notice to the Company, at a Put Price equal to its Percentage Interest of the Appraised Value as determined by the Arbitrators.

         SECTION 5.3 Payment for Put Option. The Company shall pay the Put Price, as determined under this Article 5, for the Put Option exercised by any Holder in cash by wire transfer of immediately available funds to such account as specified by such Holder. Such payment shall be made by the Company within sixty (60) days of the date that such Holder shall have delivered the notice to Company with respect to such exercise. Such amount shall accrue interest at the Interest Rate from the date of the delivery of such notice to the date such amount is paid, which interest shall be paid as part of the Put Price.

         SECTION 5.4 Tag-Along Rights. (a) In the event of any proposed transfer of any Common Stock of the Company by Bronco Coal or another owner (if any) of the Company's Common Stock (other than any Warrant Shares), the Company shall provide prior notice thereof to the Holder. Such notice shall specify the identity of the proposed transferee and the price per share and the other terms and conditions of the proposed transfer. In the event of such a proposed transfer, Holder shall have the right, with respect to the shares of Common Stock it would acquire by exercise of the Warrant, to require the transferee of such Common Stock to purchase from the Holder up to the percentage of such shares of Common Stock that the Holder would acquire equal to the number of shares of Common Stock (on a fully diluted basis) to be sold by such shareholder divided by the total number of shares of Common Stock of the Company (on a fully diluted basis) owned by such shareholder before giving effect to such proposed transfer (the "Tag-Along Right"). Any Common Stock purchased from the Holder pursuant to this Section 5.4 shall be paid for at the same price per share and upon the same terms and conditions as the proposed transfer by such shareholder.

         (b) The Tag-Along Right may be exercised by the Holder by delivery of a written notice to the Company (the "Tag-Along Notice"), within thirty (30) days following the Holder's receipt of notice of such transfer. If no Tag-Along Notice is received by the Company during the thirty (30) day period referred to above, the transferring shareholder shall have the right, for a thirty (30) day period after the expiration of the thirty (30) day period referred to above, to transfer to such proposed transferee the shares of Common Stock proposed to be transferred but only on the terms and conditions stated in the notice to the Holder of the transfer. Any transfer to such proposed transferee not made within the thirty (30) day period referred to above or which is proposed to be made on terms and conditions other than those set forth in the notice to the Holder of the transfer may only be made, if at all, after again complying with the provisions of this Section 5.4 with respect to such transfer.



                                   ARTICLE 6.

                               Loss or Mutilation

         Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity in the case of the initial Holder of this Warrant) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder (without expense to the Holder); provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.



                                   ARTICLE 7.

                              Office of the Company

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.



                                   ARTICLE 8.

                             Limitation of Liability

         No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



                                   ARTICLE 9.

                                  Miscellaneous

         SECTION 9.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder hereof shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder hereof such amounts as shall be sufficient to cover any reasonable costs and expenses, including reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         SECTION 9.2 Financial Information. The Company, if applicable, will file on or before the required date (including any permitted extensions) all required regular or periodic reports (pursuant to the Exchange Act) with the SEC and the Company will deliver to each Holder of a Warrant promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

         SECTION 9.3 Entire Agreement; No Third-Party Beneficiaries. This Warrant and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Holder and the Company with respect to the subject matter of this Warrant. This Warrant is not intended to confer upon any Person other than the Holder and the Company any rights or remedies.

         SECTION 9.4 Amendment. This Warrant and all other Warrants may be amended only by written agreement among the Company and of the holders of more than 50% of the outstanding Warrants.

         SECTION 9.5 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail:

                   if to the Company, to:    2920 N. Swan Road, Suite 206
                                             Tucson, Arizona 85712
                                             Attention: Dan Hodges

                          with a copy to:    Kevin Sherlock, Esq.
                                             2609 E. Broadway Blvd.
                                             Tucson, Arizona 85716

                   if to the Holder, to:     Standard Bank Plc
                                             Cannon Bridge House
                                             25 Dowgate Hill
                                             London EC4R 2SB
                                             United Kingdom

                        with a copy to:      Standard Americas Inc.
                                             320 Park Avenue, 19th Floor
                                             New York, New York 10022
                                             Attention: Mining Finance -
                                             Portfolio Management Unit


         The Company and any Holder by written notice to the other may designate additional or different addresses for subsequent notices or communications.

         SECTION 9.6 Remedies. The Company and the Holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         SECTION 9.7 Governing Law. The laws of the State of New York shall govern this Warrant, except to the extent that the Delaware Business Corporation Law is applicable.

         SECTION 9.8 Successors. Subject to Section 4.5 hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holder hereof, and shall be enforceable by any such successors and assigns.

         SECTION 9.9 Headings. The headings of the Articles and Sections of this Warrant have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 9.10 Severability. The provisions of this Warrant are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant in any jurisdiction.

         SECTION 9.11 Government Approvals. The Company shall use commercially reasonably efforts to obtain or comply with all applicable authorizations, approvals, consents, permits, licenses, exemptions, declarations, certificates, grants, waivers, filings, orders or notices (including, without limitation, with respect to the provisions of Section 3.4(a) and Section 2.7) of, with or to any Governmental Entity.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


                                                     BRONCO HOLDINGS I, INC.

                                                     By: /s/__________________
                                                          Name: Daniel L. Hodges
                                                          Title:   President

Attest:

/s/__________________
Name: Daniel L. Hodges
Title:   Secretary





(1) Number of shares to represent 33-1/3% of equity in Bronco Holdings I, Inc.